Exhibit 5.6

March 28, 2014

Summit Materials, LLC

Summit Materials Finance Corp.

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

Re:	Registration Statement filed by Summit Materials, LLC, a Delaware limited liability company (the “Company”), Summit Materials Finance Corp., a Delaware corporation (together with the Company, the “Issuers”) and the guarantors party thereto.

Ladies and Gentlemen:

We have acted as special counsel in the State of Texas (the “State”) to the guarantors named on Annex A attached hereto (the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuers, the Guarantors, and other guarantors party thereto, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Issuers of up to $260,000,000 aggregate principal amount of 10.5% Senior Notes due 2020 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Exchange Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Exchange Guarantees will be issued under an indenture, dated as of January 30, 2012 (as amended by the first supplemental indenture, dated as of March 13, 2012, the second supplemental indenture, dated as of January 17, 2014, and the third supplemental indenture, dated as of February 21, 2014, the “Indenture”), among the Issuers, the Guarantors, the other guarantors party thereto, and Wilmington Trust, National Association, as trustee. The Exchange Securities and the Exchange Guarantees will be offered by the Issuers in exchange for their outstanding 10.5% Senior Notes due 2020 that were issued on January 17, 2014.

In connection with rendering the opinions expressed below, we have examined the following documents and instruments:

(i)	the Registration Statement; and

(ii)	the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.

We have also examined the certificate of formation or certificate of limited partnership, as applicable, of the Guarantors and such other agreements, instruments and documents, and such matters of law and fact as we have deemed necessary or appropriate to enable us to render the opinions below. In establishing certain facts material to our opinions, we have relied, in each case without independent verification thereof, upon certificates and assurances of public

SUMMIT MATERIALS, LLC

MARCH 28, 2014

officials, the assumptions set forth elsewhere herein and certificates of officers and representatives of the Guarantors reasonably believed by us to be appropriate sources of information, as to the accuracy of factual matters. Based upon the foregoing and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that:

1.	The Indenture, including the Exchange Guarantees contained therein, has been duly authorized, executed and delivered by each of the Guarantors.

2.	Neither the execution and delivery of the Indenture, and the issuance of the respective Exchange Guarantees, by each of the Guarantors, nor the performance of the obligations of each of the Guarantors under the terms thereof, violates the laws of the State.

In rendering the opinion in paragraph 2 above relating to violations of the laws of the State, such opinion is limited to the laws of the State that in our experience are typically applicable to transactions of the nature provided for in the Indenture and the respective Exchange Guarantees contained therein.

Other than as specifically stated herein, our opinions above do not cover or otherwise address any federal laws and regulations including, without limitation, securities laws and regulations (including, without limitation, the Act, Rule 10b-5 thereof, and the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder), or state “Blue Sky” laws and regulations.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement filed by the Issuers and the Guarantors with the Commission relating to the Exchange Offer in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the reference to our firm contained under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We understand and agree that Simpson Thacher & Bartlett LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to the other matters including, without limitation, any opinions as to the enforceability of the Indenture or the Exchange Guarantees. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

Very truly yours,

WINSTEAD PC

By:	/s/ Scott F. Ellis
Shareholder
Authorized Signatory

ANNEX A

GUARANTORS

B&H Contracting, L.P.

Industrial Asphalt, LLC

R.K. Hall Construction, Ltd.

RKH Capital, L.L.C.

SCS Materials, L.P.